Exhibit 3.1
Certificate of Amendment
CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TIA V, INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

* * * * *

TIA V, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.    The Certificate of Incorporation of the Corporation is hereby amended to change its corporate name from “TIA V, INC.” to “POWER OF THE DREAM VENTURES, INC.” by deleting Article First thereof and inserting the following in lieu thereof:

“First: The name of the Corporation is: POWER OF THE DREAM VENTURES, INC.”

2.   The foregoing amendment was duly adopted in accordance with the provisions of Section 242 and 228 (by written consent of the stockholders of the Corporation) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Tia V, Inc. has caused this Certificate to be executed by its duly authorized officer on this 5th day of April, 2007.

TIA V, INC.

By	/s/ Mary Passalaqua
	Name:	Mary Passalaqua
	Title:	President,
A Duly Authorized Signatory